Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Reports Second Quarter 2019 Results

CHRISTIANSTED, U.S. Virgin Islands, August 7, 2019 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced its financial and operating results for the second quarter of 2019.

Second Quarter 2019 Highlights

•
Entered into a new asset management agreement with Altisource Asset Management Corporation (“AAMC”) on May 7, 2019, providing an improved fee structure that further aligns interests and incentivizes performance and growth.

•	Established a Board Strategic Review Committee to explore strategic alternatives for the company.

•	Increased revenues by 26% to $51.6 million compared to the second quarter of 2018.

•	Core Funds from Operations per diluted share was $0.05 for the second quarter of 2019.[1]

•	Stabilized Rental Core Net Operating Income Margin was 59.7%.[1]

•	94.1% of stabilized rentals were leased at June 30, 2019.

•	Sold 160 non-core assets for proceeds of $27.9 million and a $3.3 million gain over carrying value during the second quarter of 2019.

•	Amended Credit Suisse and Nomura warehouse lines, improving fee structures and reducing interest rate spreads from 3.00% to 2.30% on borrowings secured by rental properties.

“With the internalization of property management completed in the first quarter of 2019, Front Yard had direct control over its portfolio for the first time in the second quarter,” stated George Ellison, Chief Executive Officer. “We successfully transferred externally managed homes onto our internal platform well ahead of schedule, quintupling the size of our platform. In doing so, we have experienced some operational challenges that impacted our results this quarter. We are already executing on measures to address these challenges that we expect to drive better results going forward. Along with the improvements to our asset management structure and the strong fundamentals underlying the single-family rental market, Front Yard is very well positioned to deliver long-term value to its stockholders.”
________________

[1]
Core Funds from Operations and Stabilized Rental Core Net Operating Income Margin are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net loss.

Second Quarter 2019 Financial Results

GAAP net loss for the second quarter of 2019 was $25.0 million, or $0.47 per diluted share, compared to a net loss of $21.3 million, or $0.40 per diluted share, for the second quarter of 2018. GAAP net loss for the six months ended June 30, 2019 was $43.5 million, or $0.81 per diluted share, compared to a net loss of $48.7 million, or $0.91 per diluted share, for the six months ended June 30, 2018.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, August 7, 2019, at 8:30 a.m. Eastern Time to discuss its financial results for the second quarter of 2019. The live audio webcast of the conference call and an accompanying supplemental investor presentation can be accessed on Front Yard’s website at www.frontyardresidential.com by clicking on the “Investors” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell non-core assets on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to deploy the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company's ability to maintain adequate liquidity and meet the requirements under its financing arrangements; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Front Yard Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues:
Rental revenues	$51,553	$40,906	$104,178	$80,671
Total revenues	51,553	40,906	104,178	80,671
Expenses:
Residential property operating expenses	18,968	14,248	37,405	28,103
Property management expenses	3,538	2,949	7,213	5,886
Depreciation and amortization	19,936	18,761	42,321	37,951
Acquisition and integration costs	651	759	2,862	792
Impairment	1,576	2,143	2,596	9,718
Mortgage loan servicing costs	194	319	581	674
Interest expense	21,165	16,338	42,675	32,401
Share-based compensation	1,811	1,094	2,930	680
General and administrative	7,992	2,477	13,758	5,150
Management fees to AAMC	3,556	3,697	7,131	7,487
Total expenses	79,387	62,785	159,472	128,842
Net gain (loss) on real estate and mortgage loans	3,842	(306)	12,619	(1,940)
Operating loss	(23,992)	(22,185)	(42,675)	(50,111)
Casualty (losses) loss reversals, net	(184)	520	(577)	520
Insurance recoveries	11	115	538	115
Other (expense) income	(846)	214	(797)	790
Loss before income taxes	(25,011)	(21,336)	(43,511)	(48,686)
Income tax expense	6	—	14	—
Net loss	$(25,017)	$(21,336)	$(43,525)	$(48,686)

Loss per share of common stock - basic:
Loss per basic share	$(0.47)	$(0.40)	$(0.81)	$(0.91)
Weighted average common stock outstanding - basic	53,714,998	53,520,486	53,672,835	53,487,459
Loss per share of common stock - diluted:
Loss per diluted share	$(0.47)	$(0.40)	$(0.81)	$(0.91)
Weighted average common stock outstanding - diluted	53,714,998	53,520,486	53,672,835	53,487,459

Dividends declared per common share	$0.15	$0.15	$0.30	$0.30

Front Yard Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets:
Real estate held for use:
Land	$392,769	$395,532
Rental residential properties	1,665,790	1,667,939
Real estate owned	34,317	40,496
Total real estate held for use	2,092,876	2,103,967
Less: accumulated depreciation	(171,278)	(137,881)
Total real estate held for use, net	1,921,598	1,966,086
Real estate assets held for sale	30,826	146,921
Mortgage loans at fair value	4,372	8,072
Cash and cash equivalents	45,563	44,186
Restricted cash	35,827	36,974
Accounts receivable	16,079	11,591
Goodwill	13,376	13,376
Prepaid expenses and other assets	34,466	43,045
Total assets	$2,102,107	$2,270,251

Liabilities:
Repurchase and loan agreements	$1,624,200	$1,722,219
Accounts payable and accrued liabilities	68,671	72,672
Payable to AAMC	3,992	3,968
Total liabilities	1,696,863	1,798,859

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,826,458 shares issued and outstanding as of June 30, 2019 and 53,630,204 shares issued and outstanding as of December 31, 2018	538	536
Additional paid-in capital	1,186,683	1,184,132
Accumulated deficit	(760,468)	(700,623)
Accumulated other comprehensive loss	(21,509)	(12,653)
Total equity	405,244	471,392
Total liabilities and equity	$2,102,107	$2,270,251

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Net Operating Income Margin (“Stabilized Rental Core NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin for the periods presented:

FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO and Core FFO:

Three months ended June 30, 2019
GAAP net loss	$(25,017)

Adjustments to determine FFO:
Depreciation and amortization	19,936
Impairment	1,576
Net gain on real estate and mortgage loans	(3,842)
FFO	(7,347)

Adjustments to determine Core FFO:
Acquisition and integration costs	651
Non-cash interest expense	2,534
Share-based compensation	1,811
Other adjustments	5,025
Core FFO	$2,674

Weighted average common stock outstanding - basic and diluted	53,714,998
FFO per share - basic and diluted	$(0.14)
Core FFO per share - basic and diluted	$0.05

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have a no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin:

Three months ended June 30, 2019
GAAP net loss	$(25,017)

Adjustments:
Revenues from non-stabilized properties	22
Net gain on real estate and mortgage loans	(3,842)
Operating expenses on non-stabilized properties	1,210
Depreciation and amortization	19,936
Acquisition and integration costs	651
Impairment	1,576
Mortgage loan servicing costs	194
Interest expense	21,165
Share-based compensation	1,811
General and administrative	7,992
Management fees to AAMC	3,556
Income tax expense	6
Other expense	1,019
Stabilized Rental NOI	$30,279

Rental revenues	$51,553
Less: rental revenues from non-stabilized properties	22
Rental revenues from Stabilized Rentals	51,575
Less: tenant charge-back revenues from Stabilized Rentals	(876)
Core rental revenues from Stabilized Rentals	$50,699

Stabilized Rental NOI Margin	58.7%
Stabilized Rental Core NOI Margin	59.7%